UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2014 (August 15, 2014)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Merger and Note Purchase

On August 15, 2014, American Media, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMI Parent Holdings LLC, a Delaware limited liability company (“Parent”), and AMI Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, also on August 15, 2014, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity as a wholly-owned subsidiary of Parent. Parent is an affiliate of the Investors, as defined below. The Merger was the subject of the letter of intent disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC) on July 9, 2014.

Pursuant to the terms and conditions of the Merger Agreement, Parent acquired the Company for $2.0 million in cash. In addition, approximately $513.0 million of outstanding indebtedness will remain in place.

On August 15, 2014, the Company and certain of its subsidiaries (the “Guarantors”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Chatham Asset Management, LLC and Omega Charitable Partnership, L.P. (together, the “Investors”). Pursuant to the Note Purchase Agreement, on August 15, 2014, the Company issued and sold to the Investors, and the Investors purchased from the Company, an aggregate principal amount of the Company’s 10% Second Lien Senior Secured PIK Notes due 2018 (the “Second Lien PIK Notes”) issued under the indenture dated as of October 2, 2013 (as such agreement may be amended, restated or supplemented on the date hereof, the “Second Lien PIK Notes Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”), such that the aggregate principal amount of Second Lien PIK Notes purchased plus the accrued interest thereon from the most recent date to which interest has been paid on the then outstanding Second Lien PIK Notes to the closing date for the Merger equaled $12.5 million. After giving effect to the issuance, approximately $113.3 million in aggregate principal amount of Second Lien PIK Notes are outstanding.

The Second Lien PIK Notes were issued under the Second Lien PIK Notes Indenture and will be treated as a single class under the Second Lien PIK Notes Indenture with, and have been assigned the same CUSIP number as, the outstanding Second Lien PIK Notes. The Second Lien PIK Notes were issued through a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2014, specifically to the terms of the Merger Agreement attached as Exhibit 2.1 thereto and the terms of the Note Purchase Agreement attached as Exhibit 10.1 thereto, each of which is incorporated by reference herein.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities of the Company in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction. The Second Lien PIK Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Credit Agreement Waiver

On August 15, 2014, the Company and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) entered into a Wavier to the Revolving Credit Agreement (the “Waiver”) with lenders (the “Consenting Lenders”) constituting the Required Lenders. Capitalized terms used in this subsection and not otherwise defined shall have the meanings assigned to them in the Revolving Credit Agreement, dated as of December 22, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the Waiver, the Consenting Lenders have agreed to waive, for the period commencing on August 15, 2014 and (i) with respect to the Annual Deliverables Default (as defined below), expiring on the earlier of (A) August 22, 2014 and (B) immediately prior to the consummation of the Merger and (ii) with respect to the Quarterly Deliverables Default (as defined below), expiring on August 22, 2014, the requirements under the Credit Agreement that the Company furnish to the Administrative Agent (i) certain financial statements, reports and other documents and the related required deliverables with respect to the Company’s fiscal year ended March 31, 2014 (collectively, the “Annual Deliverables Default”) and (ii) certain financial statements, reports and other documents and the related required deliverables with respect to the Company’s fiscal quarter ended June 30, 2014 (collectively, the “Quarterly Deliverables Default”).

The foregoing description of the Waiver does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete copy of such agreement that is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On August 19, 2014, the Company announced that it will hold a conference call at 4:00 p.m., Eastern Daylight Time, on August 20, 2014 to discuss its financial results for the three months ended June 30, 2014 and the fiscal year ended March 31, 2014. A copy of the press release announcing the Company's conference call is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2014 with the SEC on August 15, 2014. The Company will file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 with the SEC on August 20, 2014 in advance of the earning conference call.

The information contained in this report (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information on the closing of the Note Purchase set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

The initial interest rate of the Second Lien PIK Notes is 10% per annum, payable in kind, until the earliest to occur of (i) December 15, 2016, (ii) the closing of the refinancing of the Company's 11 ½% senior secured notes due 2017 (the “First Lien Notes”) upon the terms specified in the exchange agreement, or (iii) upon the occurrence of certain specified events of default relating to the application of cash interest savings and the right of first offer with respect to company repurchases of First Lien Notes (each, a “Conversion Event”). Upon the occurrence of a Conversion Event, interest on the Second Lien PIK Notes will cease to be payable in kind and will commence being payable in cash at the rate of 13½% per annum.

The Company will pay interest on the Second Lien PIK Notes on June 15 and December 15 of each year. The Second Lien PIK Notes will mature on June 15, 2018 and are redeemable at the Company’s option prior to maturity at prices specified in the indenture governing the Second Lien PIK Notes, which are the same redemption prices that apply to the Second Lien Notes. The Second Lien PIK Notes are exchangeable, at the Company’s option, at par, plus accrued and unpaid interest, in the event that, upon completion of a refinancing of the First Lien Notes, the Company requires the holders of all Second Lien PIK Notes to exchange all of their Second Lien PIK Notes for new second lien cash pay notes.

Item 3.03 Material Modifications to Rights of Security Holders.

The information on the Supplemental Indentures set forth in Item 1.01 of the Company's Current Report on Form 8-K filed with the SEC on August 15, 2014 is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

On August 15, 2014, in accordance with the Merger Agreement and pursuant to the Merger, a change of control of the Company occurred, whereby the Parent acquired 100% of the voting shares of the Company from the Company's former stockholders and thereby assumed control of the Company. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on August 15, 2014, each director of the Company (other than David J. Pecker) resigned as a director of the Company pursuant to a letter of resignation delivered to the Parent and the Company, effective immediately prior to the closing of the Merger. Concurrent with the resignation of these directors, on August 15, 2014, Parent, as the sole stockholder of the Company, elected Evan Ratner, Barry Schwartz and David Hughes to serve as directors with Mr. Pecker.

In addition, on August 15, 2014, Parent, as the sole stockholder of the Company, appointed Messrs. Ratner, Schwartz and Hughes to the audit committee of the Company’s board of directors (the “Board”), with Mr. Hughes serving as Chairman. Mr. Hughes shall be the Company’s “audit committee financial expert” for the purposes of the rules and regulations promulgated by the SEC.

Lastly, concurrent with the Merger, on August 15, 2014, the Board determined that a separate compensation committee of the Board was no longer required for the Company’s corporate governance purposes, and the compensation committee of the Board was dissolved.

Item 7.01 Regulation FD Disclosure.

A press release was issued by the Company on August 18, 2014 announcing the Investors’ plan to convert $113.3 million in aggregate principal amount of Second Lien PIK Notes and $8.0 million in aggregate principal amount of the Second Lien Notes into equity of the Company, and is attached hereto as Exhibit 99.2.

The information contained in this report (including Exhibit 99.2) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: August 20, 2014	By:	/s/ Christopher V. Polimeni
Name: Christopher V. Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.1
Waiver to Revolving Credit Agreement, dated August 15, 2014, among American Media, Inc., as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto.

99.1	Press release dated August 19, 2014.
99.2	Press release dated August 18, 2014.